Exhibit 99.1

AmericanWest Bancorporation, to Consummate Sale and Recapitalization of

AmericanWest Bank, Files Voluntary Chapter 11 Petition

AmericanWest Bank is Not Part of Filing and Continues to Operate Without Interruption

SPOKANE, Wash. – October 28, 2010 – (BUSINESS WIRE) – AmericanWest Bancorporation (OTCBB: AWBC) (“Holding Company”), to facilitate its previously announced plan to sell and recapitalize AmericanWest Bank (“Bank”), today voluntarily filed a Chapter 11 petition in the U.S. Bankruptcy Court for the Eastern District of Washington (“Court”).

The filing affects only the Holding Company and excludes the Bank. The Bank has 58 financial centers, which are continuing to operate as before under the names of AmericanWest Bank in Washington and Northern Idaho and Far West Bank in Utah.

“Throughout this process, the Bank will continue to provide customers with the same great service they have come to expect. Customers will have full access to their accounts and the Bank’s other services,” said Pat Rusnak, President & CEO of AmericanWest Bancorporation. “Our most recent financial results demonstrate that the Bank has significant liquidity to meet its financial obligations. And customers can rest assured that their deposits continue to be safe, and, as always, are insured to the fullest extent possible by the FDIC.”

“We have been actively engaged over the past two years in seeking additional capital, but no qualified investor has been willing to put new capital into the Holding Company without resolution, such as a discounted settlement, of its existing creditor claims,” said Craig D. Eerkes, Chairman of the Board of the Holding Company. “The Court-supervised Chapter 11 process will give the Holding Company an effective way to handle those claims while preserving the value of the Bank’s franchise for the community.”

The Holding Company is asking the Court to approve a competitive bidding process to sell and recapitalize the Bank under Section 363 of the Bankruptcy Code. Consistent with this process, the Court will consider qualified bids in order to determine that the sale is completed at the best price and terms for creditors and shareholders. The Holding Company has petitioned the Court to expedite this process and expects the transaction will be completed by the end of this year.

In anticipation of this process, the Holding Company entered into an Asset Purchase Agreement (“APA”) with SKBHC Holding LLC, a private investor led by experienced banking professionals, and an affiliated entity (collectively, “SKBHC”). The APA provides that SKBHC will purchase, through the bankruptcy process, all of the common stock of the Bank, and recapitalize the Bank. The APA, which will be submitted to the Court for review, was announced by the Holding Company on October 27. Under the APA, SKBHC will buy the common stock of the Bank for $6.5 million. If SKBHC is the successful bidder, the APA calls for SKBHC to recapitalize the Bank with additional capital of up to $200 million as required to satisfy the capital requirements imposed by the Bank’s federal and state regulators. Closing of this transaction is subject to regulatory as well as Court approval.

The proposed recapitalization transaction by SKBHC will enable the Bank to emerge as a “well-capitalized” institution. The Bank has been required by its federal regulator, the FDIC, to raise significant additional capital. The Bank believes the capital raise is the last major action that the Bank has yet to complete in order to comply with an Order to Cease and Desist from the FDIC, which was announced by the Holding Company on May 15, 2009.

The Bank is regulated separately from the Holding Company, both at the federal and state levels. In compliance with regulatory orders in place since August 2008, the Bank has not paid dividends or transferred funds to the Holding Company since the third quarter of 2008, thus ensuring that the Bank’s resources remain at the Bank level.

The Holding Company intends to liquidate through the Chapter 11 bankruptcy proceeding once the sale and recapitalization of the Bank are completed. The U.S. Bankruptcy Code provides that a liquidating company’s assets are allocated first to creditors, on the basis of seniority, and then to shareholders. At the time of the filing, the Holding Company reported that it had liabilities of approximately $47.4 million, consisting almost entirely of junior subordinated debentures. The Holding Company anticipates that, even after receiving proceeds from the sale of the Bank and paying the costs associated with the bankruptcy proceeding, it will not have sufficient assets to pay creditors in full. The Holding Company believes it is unlikely shareholders will receive any proceeds from the liquidation.

To ensure the Holding Company has sufficient cash to operate until the completion of the bankruptcy proceedings, the Holding Company has filed first-day motions requesting Court approval of a financing facility for the Holding Company. Upon approval by the Bankruptcy Court, the proposed debtor-in-possession loan agreement, which was executed by the Holding Company and SKBHC concurrently with the filing of the Chapter 11 petition today, would provide a financing facility for up to $2 million, which the Holding Company can use to meet its working capital requirements. Any amounts outstanding under this financing facility are scheduled to become payable on December 12, 2010, subject to extension to December 27, 2010 upon written request by the Holding Company and satisfaction of certain conditions.

“We have explored many options over the past two years and believe this is the only effective way to recapitalize the Bank, so that it can grow as a viable competitor in our communities,” said Mr. Rusnak.

About AmericanWest Bancorporation:

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, which includes Far West Bank in Utah operating as an integrated division of AmericanWest Bank. AmericanWest Bank is a community bank with 58 financial centers located in Washington, Northern Idaho and Utah. For further information on the Company, please visit our web site at www.awbank.net/IR.

Safe Harbor for Forward Looking Statements:

This press release includes forward-looking statements, and the Holding Company intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Holding Company’s expectations regarding future events, including, without limitation, the sale of the Common Stock of the Bank, the recapitalization of the Bank by the prospective purchaser of the Bank and the approval of the proposed transactions by bank regulatory authorities and the Bankruptcy Court. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the Holding Company’s ability to obtain approval from the Bankruptcy Court and bank regulators of the sale of the common stock of the Bank; (ii) the willingness of the Holding Company’s and the Bank’s regulators to forbear from regulatory actions that would impede the consummation of the proposed sale and recapitalization, including the placement of the Bank into a conservatorship or receivership; (iii) the extent to which creditors and stockholders of the Holding Company and third parties challenge the transactions proposed by the Holding Company in the Bankruptcy Court or in other forums, and the extent to which those challenges are successful; (iv) the potential adverse effects of the Chapter 11 proceeding on the Holding Company’s liquidity or results of operations; (v) the Holding Company’s and the Bank’s ability to maintain normal relationships and terms with depositors, customers, suppliers and service providers and to retain key executives, managers and employees; (vi) the risk that the Bank will not be able to regain compliance with the capital levels and ratios required by bank regulators; (vii) the risk that bank regulators will pursue further regulatory actions against the Bank or the Holding Company; and (ix) the risks and uncertainties included in the Holding Company’s periodic filings with the Securities and Exchange Commission. The Holding Company undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

AmericanWest Bancorporation

Patrick J. Rusnak

President and CEO

509.232.1963

prusnak@awbank.net

or

Kelly McPhee

Communications Manager

509.232.1968

kmcphee@awbank.net

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